DIGITAL PAYMENTS PROCESSING LIMITED
FINANCIAL STATEMENTS
Year Ended March 31, 2013

AUDITORS’ REPORT
To the Members of
Digital Payments Processing Limited
We have audited the attached balance sheet of Digital Payments Processing Limited as at March 31, 2013, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period ended on that date. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in India. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2013, and the results of its operations, its changes in shareholders’ equity, and its cash flows for the period ended on that date, in conformity with generally accepted accounting principles in India.
For Chaturvedi & Shah
Chartered Accountants
Firm Registration No.101720W

/s/ Jignesh Mehta
Partner
Membership No.102749
Mumbai, India
April 8, 2015

DIGITAL PAYMENTS PROCESSING LIMITED
BALANCE SHEET
March 31, 2013

	Notes
	1	(Rs.)	(US$)
Current Assets
Cash and equivalents		531,834	9,733
Accounts receivable
Inventory		988,500	18,090
Advances		2,207,918	40,405
Prepaid expenses		42,198	772

Total Current Assets		3,770,450	68,999

Tangible Assets	7	3,663,212	67,037

Intangible Assets		45,746,666	837,164

Other Assets
Deposits		14,346,853	262,547
Organization costs	5	1,464,008	26,791
Due from related party	4	48,349,540	884,797

Total Other Assets		64,160,401	1,174,135

Total Assets		117,340,729	2,147,335

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable		19,537,974	357,545
Accrued expenses		7,717,317	141,227
Duties and taxes		8,474,124	155,076

Total Current Liabilities		35,729,415	653,848

Shareholders’ Equity
Equity shares of Rs. 10 each,	3
10,000,000 authorized and 481,439 issued and outstanding	3	4,814,390	88,103
Share premium	3	215,982,320	3,952,476
Share application money pending allotment		75,192,250	1,376,018
Accumulated deficit		(214,377,646)	(3,923,111)

Total Shareholders’ Equity		81,611,314	1,493,487

Total Liabilities And Shareholders’ Equity		117,340,729	2,147,335

The accompanying notes are an integral part of these financial statements.

DIGITAL PAYMENTS PROCESSING LIMITED
STATEMENT OF OPERATIONS
Year Ended March 31, 2013

	Notes
		(Rs.)	(US$)
	1
Related Party Revenues		13,615,643	249,166

Costs And Expenses
Related party fees		40,585,000	742,706
Selling, general and administrative expenses		148,766,285	2,722,423
Depreciation and amortization		12,662,042	231,715

Total Costs And Expenses		202,013,327	3,696,844

Operating Loss		(188,397,684)	(3,447,678)

Other income
Interest income	2	(661,716)	(12,109)

Net loss		(187,735,968)	(3,435,568)

Net loss per share, basic and diluted		(581.900)	(10.650)
Weighted average shares outstanding, basic and diluted		322,628	322,628

The accompanying notes are an integral part of these financial statements.

DIGITAL PAYMENTS PROCESSING LIMITED
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
Year Ended March 31, 2013

	Notes	Equity Shares		Share Premium	Equity shares issued	Accumulated Deficit	Total
	1	Shares	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(US$)
Balance, March 31, 2012		104,709	1,047,090	62,666,220	0	(26,641,678)	37,071,632	728,466
Shares issued		376,730	3,767,300	153,316,100			157,083,400	2,874,626
Applications received					75,192,250		75,192,250	1,376,018
Net income						(187,735,968)	(187,735,968)	(3,435,568)
Exchange rate effect								(50,055)
Balance, March 31, 2013		481,439	4,814,390	215,982,320	75,192,250	(214,377,646)	81,611,314	1,493,487

The accompanying notes are an integral part of these financial statements.

DIGITAL PAYMENTS PROCESSING LIMITED
STATEMENT OF CASH FLOWS
Year Ended March 31, 2013

	Notes
	1	(Rs.)	(US$)
Cash Flows From Operating Activities
Net loss		(187,735,968)	(3,435,568)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization		12,662,042	231,715
Amortization of organization costs		488,004	8,930
Changes in operating assets and liabilities:
Inventory	4	8,011,500	146,610
Advances		(2,172,443)	(39,756)
Prepaid expenses		(42,198)	(772)
Deposits		(11,730,155)	(214,662)
Accounts payable		19,268,107	352,606
Accrued expenses		6,296,290	115,222
Duties and taxes		5,632,585	103,076
Due from related parties	4	(60,518,429)	(1,107,487)
Net cash used by operating activities		(209,840,665)	(3,840,086)

Cash Flows From Investing Activities
Tangible assets purchased		(2,166,427)	(39,646)
Tangible assets transferred from related party		(2,722,160)	(49,816)
Intangible assets purchased		(57,183,333)	(1,046,455)
Net cash used in investing activities		(62,071,920)	(1,135,917)

Cash Flows From Financing Activates
Equity shares issued	3	157,083,400	2,874,626
Share applications pending allotment		75,192,250	1,376,018
Net cash provided by financing activities		232,275,650	4,250,644

Exchange Rate Effect On Cash		-	(54,233)

Decrease in cash and cash equivalents		(39,636,935)	(779,592)
Cash and equivalents, beginning of year		40,168,769	789,325

The accompanying notes are an integral part of these financial statements.

DIGITAL PAYMENTS PROCESSING LIMITED
NOTES TO FINANCIAL STATEMENTS
Year Ended March 31, 2013
Digital Payments Processing Limited (“Company”) is a public limited company registered under the provisions of Companies Act, 1956 in India incorporated on February 16, 2012. It is headquartered in Mumbai, India.

1.	Significant Accounting Policies

A.	Basis of Preparation of Financial Statements

The Company has complied with the Accounting Standards as applicable as defined in the General Instructions in respect of Accounting Standards notified under the Companies Act, 1956.
The financial statements have been prepared and reported in Indian rupees (“Rs.”) under the historical cost convention in accordance with the generally accepted accounting principles in India. With respect to these financial statements, there are no significant differences between generally accepted accounting principals in India and the United States.
Solely for the convenience of readers, the financial statements have been translated into United States dollars at the foreign exchange rate of US$1 = Rs. 54.64 and Rs. 50.89 as published by oanda.com for March 31, 2013, and March 31, 2012, respectively. No representation is made that the Indian rupee amounts have been, could have been, or could be converted into United States dollars at such a rate or any other rate.

B.	Use of Estimates
The preparation of financial statements requires estimates and assumptions to be made that affect the reported amount of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Difference between the actual results and estimates are recognized in the period in which the results are known or materialize.

C.	Cash and Equivalents
The Company considers cash deposits and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D.	Inventory
Inventory is valued at cost or net realizable value, whichever is less.

E.	Revenue Recognition
Revenue is recognized when it is earned and no significant uncertainty exists as to its realization or collection.

F.	Employee Benefits
Benefit expense is recognized in the year related service is rendered. Post-employment and other long-term benefits are recognized at the present value of the amounts payable determined using actuarial valuation techniques. Actuarial gains and losses are charged to expense.

G.	Foreign Currency Transactions

Foreign currency transactions are accounted for at the rates prevailing on the dates of the transactions. Any gains or losses arising on account of such transactions are credited or charged to the statement of operations.

H.	Provision for Current and Deferred Tax
Provision for current tax is made on the assessable income at the tax rate applicable to the relevant assessment year. Deferred tax asset and liability is calculated by applying tax rate and tax laws that are enacted or substantively enacted as on the balance sheet date. The deferred tax asset is recognized and carried forward only to the extent that there is a reasonable or virtual (if applicable) certainty that the asset will be realized in future.

I.	Provision Liabilities
Provisions involving substantial degree of estimation in measurement are recognized when there is a present obligation as a result of past events and it is probable that there will be an outflow of resources.

2.	Services Agreement
The Company entered into a services agreement on March 23, 2012, with My Mobile Payments Ltd. (“MMPL”), a public limited company registered under the provisions of Companies Act, 1956 in India, headquartered in Mumbai, India. MMPL owns a mobile electronic funds service known as Money on Mobile (“MoM”) that allows individuals to use their cellular phones to make routine payments and to move money using simple text messaging (SMS technology).
The agreement, as amended in September 2012, provides for MMPL engaging the Company to provide support services for its operations in consideration for payments equaling 90% of MMPL’s net revenue and the transfer of certain fixed assets to the Company. It also provides for the Company to a pay license and augmentation fees totaling Rs.75 million (US$1.5 million) in various tranches to fund the enhancement of MMPL’s intellectual property rights (“IP”) and exclusively license the IP for 14 years.

3.	Share Subscription Agreement
The Company entered into a share subscription agreement on March 23, 2012, with Calpian, Inc. (“Calpian”), a United States public company incorporated in the State of Texas, headquartered in Dallas, Texas. Calpian’s investment in the Company is structured as an initial and second funding totaling Rs.127 million (US$2.5 million), then quarterly tranches of approximately Rs.61 million (US$1.2 million) each occurring over the following 6 quarters and resulting in a total expected investment of Rs.494 million (US$9.7 million). At the end of the investment series, Calpian expects to own approximately 74% of the Company with the remainder held by its management team. At March 31, 2013, Calpian had invested Rs.218.26 million (US$3.99 million) for a 47.3% equity interest in the Company.

4.	Related Party Transactions

	Rs.	US$
Remuneration paid to director	7,750,000	141,825
Due to directors and management	604,999	11,071
My Mobile Payments Limited:
Revenues	13,615,643	249,166
Fees	40,585,000	742,706
Inventory purchase	6,000,000	109,800
Payable at year end	48,349,540	884,797

Equity share transactions during the year:

	Shares		Rs.	US$
With founding shareholders:
Shares paid up	193,325	*	1,933,250	35,378
With Calpian, Inc.:
Shares paid up	183,405		155,150,150	2,839,248
Equity shares issued			75,192,250	1,376,018
* On account of conversion of party paid shares to fully paid shares.

5.	Organization Costs
Expenses incurred by the Company prior to the incorporation are being amortized over 5 years.

6.	Employee Benefit Plans
Define Contribution Plan: Company has not recognized any expenditure under the define contribution plan.
Define Benefit Plan: The gratuity and leave encashment liabilities are determined based on actuarial valuation using the projected unit credit method which recognizes each period of service as giving rise to additional units of employee benefit entitlement and measures each unit separately to build up the final obligation.

Actuarial assumptions	Severance (Unfunded)	Compensated Absence
Mortality	.	.
Interest discount rate	8.65%	8.65%
Compensation increase	10%	10%
Employee past service attrition rates:
0 to 5 years	10%	10%
5 to 15 years	5%	5%
15 to 42 years	0%	0%
Expected average remaining service years	12.83	12.74

	Reserve for Severance		Reserve for Paid Time Off
	Rs.	US$	Rs.	US$
Change in present value of obligation
Balance at beginning of period	-	-	-	-
Interest cost	-	-	-	-
Current service cost	656,007	12,005	985,747	18,039
Actuarial obligation experience gain recognized	-	-	(106,807)	(1,955)

Obligation at end of year	656,007	12,005	878,940	16,085

Fair value of plan assets
Fair value at end of year	-	-	-	-
Funded status	(656,007)	(12,005)	(878,940)	(16,085)

Amount recognized in balance sheet
Present value of obligation at end of period	656,007	12,005	878,940	16,085
Funded status	(656,007)	(12,005)	(878,940)	(16,085)
Net liability recognized	(656,007)	(12,005)	(878,940)	(16,085)
Opening Net Liability	-	-	-	-
Current liability	1,881	34	109,112	1,997
Noncurrent liability	654,126	11,971	769,828	14,088

Expense recognized in statement of operations
Current service cost	656,007	12,005	985,747	18,039
Interest cost	-	-	-	-
Net actuarial gain	-	-	(106,807)	(1,955)

Expense recognized	656,007	12,005	878,940	16,085

7.	Tangible and Intangible Assets
Components at the balance sheet date were:

	Rs.	US$
Tangible assets
Computers	2,187,790	40,037
Furniture and fixtures	2,099,305	38,417
Office equipment	601,492	11,007
	4,888,587	89,461
Accumulated depreciation	(1,225,375)	(22,424)
	3,663,212	67,037

	Rs.	US$
Intangible assets
Customer list	57,183,333	1,046,455
Accumulated depreciation	(11,436,667)	(209,291)
	45,746,666	837,164